Form N-SAR
DFA Investment Dimensions Group Inc.
Question 77I

Please refer to:

1)	The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 73/74 to the Registration Statement on Form N-1A of DFA
Investment Dimensional Group Inc., filed with the
Securities and Exchange Commission on January 14,
2005 regarding the offering of shares of the Emerging Markets Core Equity Portfolio.

2)	The Securities Act of 1933/The Investment Company
Act of 1940 Post-Effective Amendment No. 75/76 to the Registration Statement on Form N-1A of DFA
Investment Dimensional Group Inc., filed with the
Securities and Exchange Commission on March 30,
2005 regarding the offering of shares of the Emerging Markets Core Equity Portfolio.